UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6, 2020

AMAZING ENERGY OIL AND GAS, CO.

(Exact name of registrant as specified in its charter)

nevada

(State or other jurisdiction of incorporation)

000-52392

(Commission File No.)

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Address of principal executive offices and Zip Code)

(855) 448-1922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed via Form 8-K filed, on April 9, 2020, with the Securities and Exchange Commission (the “8-K”), on April 6, 2020 Amazing Energy Oil & Gas, Co. (the “Company”) filed Chapter 11 Bankruptcy petitions, in the Southern District of Mississippi, for three (3) of its wholly owned subsidiaries. Those three subsidiaries placed into Bankruptcy are: Amazing Energy, LLC (“AE”), Amazing Energy Holdings, LLC (“AEH”) and Amazing Energy MS, LLC (“AEMS”). AE, AEH and AEMS are the entities that own and operate the Company’s holdings in Texas, New Mexico and Mississippi. The Company itself has not filed for Bankruptcy protection in any jurisdiction.

The Company is filing this amendment to the 8-K for the purposes of disclosing that on January 10, 2022 the United States Bankruptcy Court for the Eastern District of Texas, Sherman Division (the “Court”), entered the Order Establishing Bidding Procedures in Connection with Sale of Certain Debtor Assets (the “Order”). The Order establishes the bidding procedures for the assets of Company subsidiaries AE, AEMS and AEH, in conjunction with the liquidation of those subsidiaries, under the jointly administered Case No. 20-41558 (the “Case”).

Any interested person, who is qualified by the Court may bid for some, or all, of the assets, which are subject to the Order, in accordance with the procedures established by the Court. Interested parties should refer to the Court records of the Case for more information regarding the bankruptcies, the assets involved and the procedure for bidding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of February, 2022.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Tony Alford
Tony Alford, Chairman of the Board

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